Exhibit 21
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        Direct and Indirect Subsidiaries of Commonwealth Industries, Inc.


     Name                                         Jurisdiction of Incorporation
     -----                                        -----------------------------
     Commonwealth Financing Corp. (1)                                 Delaware

     Commonwealth Aluminum Lewisport, Inc. (1)                        Delaware

     Commonwealth Aluminum Sales Corporation (2)                      Delaware

     Commonal Corporation (2)                                         Barbados

     Alflex Corporation (1)                                           Delaware

     Alflex E1 LLC (5)                                                Delaware

     Commonwealth Aluminum Concast, Inc. (3)                          Ohio

     Commonwealth Aluminum Corporation (4)                            Delaware
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         (1)  Subsidiary of Commonwealth Industries, Inc.

         (2)  Subsidiary of Commonwealth Aluminum Lewisport, Inc.

         (3)  Subsidiary of Alflex Corporation.

         (4)  Subsidiary of Commonwealth Aluminum Concast, Inc.

         (5) Limited Liability Company 100% owned by Alflex Corporation.